EXHIBIT 10.1
                               SECOND AMENDMENT TO
                           THE LIGAND PHARMACEUTICALS
                     NONQUALIFIED DEFERRED COMPENSATION PLAN

        THIS SECOND AMENDMENT TO THE LIGAND PHARMACEUTICALS NONQUALIFIED DEFERRED COMPENSATION PLAN (this "Amendment"), effective as of December 8, 2005, is made and adopted by LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation (the "Company"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan (as defined below).

                                    RECITALS

         WHEREAS, the Company maintains the Ligand Pharmaceuticals Nonqualified Deferred Compensation Plan, as amended (the "Plan").

         WHEREAS, pursuant to Section 11.10 of the Plan, the Plan may be amended by the Company.

         WHEREAS, the Board of Directors of the Company desires to amend the Plan as set forth below.

         NOW, THEREFORE, in consideration of the foregoing, the Company hereby amends the Plan as follows:

         1. Section 6.7 of the Plan is hereby amended to read as follows:

                  6.7 Termination Distributions. Notwithstanding anything to the contrary contained in the Plan or the Trust, each Participant in the Plan who is not currently receiving distributions on December 8, 2005 (each, an "Eligible Participant"), may make a one-time election to terminate his or her participation in the Plan, cancel his or her existing Deferral Elections and to receive a distribution of all amounts credited to his or her Account(s) during 2005 (an "Early Termination Election"). An Early Termination Election must be made with respect to all amounts credited to an Eligible Participant's Account(s); partial Early Termination Elections will not be permitted. An Eligible Participant must deliver a written Early Termination Election to the Administrator no later than December 23, 2005. All amounts credited to an Eligible Participant's Account(s) will be distributed in a lump sum as soon as administratively feasible following the Administrator's receipt of the Eligible Participant's Early Termination Election, but in no event later than December 31, 2005 (an "Early Termination Distribution"). An Eligible Participant who makes an Early Termination Election under this section shall cease his or her participation in the Plan and all of such Eligible Participant's existing Deferral Elections shall be cancelled as of the date such Eligible Participant receives his or her Early Termination Distribution. An Eligible Participant who makes an Early Termination Election under this section shall not be permitted to make Deferrals with respect to any Compensation payable to such Eligible Participant during the remainder of the Plan Year ending December 31, 2005 and shall not receive any Employer Contributions under the Plan for the remainder of the Plan Year ending December 31, 2005.

         2. All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein. The Plan, as amended by this Amendment, is hereby ratified and confirmed.


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